UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

BLACK RIVER PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54704	98-0642409
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

424 Church Street, Suite 2000

Nashville, Tennessee, TN 37219

(Address of principal executive offices)(Zip Code)

Tel. (303)386-7203

Registrant's telephone number, including area code

N/A

 (Former Name or Former Address if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Exploration Management Agreement

On April 4, 2014, Black River Petroleum Corp. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Tim Gognat to serve as the Company’s Exploration Manager. Pursuant to the Employment Agreement, Mr. Gognat will receive 150,000 shares of the Company’s common stock (the “Common Stock”), par value $0.00001 per share, upon execution of the Employment Agreement. Mr. Gognat shall provide exploration management services to the Company 5 days per month (60 days per annum) at a rate of $1,000 per day. The Employment Agreement has an initial term of one year, which may be renewed at the election of both parties. The Employment Agreement may be terminated at any time by either party upon 30 days written notice. In the event that the Employment Agreement is terminated by either party prior to the six-month anniversary of the execution date, Mr. Gognat has agreed to return 100,000 shares of Common Stock to the Company.

Advisory Agreement

On April 4, 2014, the Company entered into an advisory agreement (the “Advisory Agreement”) with David Stearns (the “Advisor”). The parties agreed that for a term of one year, the Advisor would perform certain professional advisory services for the Company for no less than two days per month, at a rate of $1,000 per month, and $500 per day for each additional day of advisory services. The Advisory Agreement may be terminated by the Company at anytime upon 10 days written notice and by the Advisor upon 30 days written notice.

The foregoing descriptions of the Employment Agreement and Advisory Agreement are qualified in their entirety by reference to the provisions of the Employment Agreement and Advisory Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on the Form 8-K (this “Report”), which is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 3.02 of this Report, which disclosure is incorporated herein by reference.

The Company issued shares of Common Stock to Tim Gognat in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated April 4, 2014, by and among Black River Petroleum Corp. and Tim Gognat.
10.2	Advisory Agreement, dated April 4, 2014, by and among Black River Petroleum Corp. and David Stearns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIVER PETROLEUM CORP.

Dated: April 4, 2014	/s/ Alexander Stanbury
Alexander Stanbury President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.